Filed pursuant to Rule 424(b)(2)
Registration No. 333-238511

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 20, 2020)

$700,000,000

7.125% Fixed-Rate Reset Subordinated Debentures due 2052

We are offering $700,000,000 of our 7.125% fixed-rate reset subordinated debentures due 2052, or the “debentures.” The debentures will bear interest (i) from and including the date of original issue to, but excluding, October 15, 2027, at the fixed rate of 7.125% per annum and (ii) from, and including, October 15, 2027, during each Reset Period (as defined below), at a rate per annum equal to the Five-Year Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus 3.456% to be reset on each Reset Date (as defined below). We will pay interest on the debentures quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2023. We may defer interest payments during one or more deferral periods for up to five consecutive years each as described in this prospectus supplement. See “Description of the debentures—Option to defer interest payments.” The debentures will mature on October 15, 2052.

We may redeem the debentures, in whole or in part on the First Reset Date (as defined below) or any time thereafter, at a redemption price equal to the principal amount of the debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption.

We may redeem the debentures, in whole but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of either a Tax Event or a Regulatory Capital Event (each as defined in “Description of the debentures—Optional redemption of the debentures”), in either case at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

We may also redeem the debentures, in whole but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a Rating Agency Event (as defined in “Description of the debentures—Optional redemption of the debentures”), at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

The debentures will be unsecured and will rank in right of payment and upon our liquidation junior to all of our current and future senior indebtedness, will rank equal in right of payment with both our existing 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and our existing 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, and will rank senior to our existing Variable Rate Junior Subordinated Debentures due 2065, all on the terms set forth in the indenture pursuant to which the debentures will be issued. The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be effectively subordinated to all debt and other liabilities of our subsidiaries.

Beneficial interests in the debentures will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof.

We will apply for the listing of the debentures on the New York Stock Exchange (the “NYSE”) under the symbol “RZC”. If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued.

Investing in the debentures involves risks. See “Risk factors” beginning on page S-11 of this prospectus supplement.

	Per debenture	Total
Public Offering Price(1)	$25.0000	$700,000,000.00
Underwriting Discount(2)	$0.2504	$7,012,362.50
Proceeds to RGA (before expenses)(1)	$24.7496	$692,987,637.50

(1)	Plus accrued interest, if any, from September 23, 2022, if settlement occurs after that date.
(2)

Reflects 27,977,000 debentures sold to institutional investors, for which the underwriters received an underwriting discount of $0.25 per debenture, and 23,000 debentures sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per debenture.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the debentures in book entry form only through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about September 23, 2022.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities

HSBC	J.P. Morgan	MUFG	RBC Capital Markets

Co-Managers

KeyBanc Capital Markets	Mizuho	SMBC Nikko

September 15, 2022

Prospectus Supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the debentures that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the debentures we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The description of the terms of the debentures contained in this prospectus supplement supplements the description under the “Description of Debt Securities of RGA” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. If the description of the debentures in the prospectus supplement differs from the description of the debentures in the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us,” “our” or “the Company” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA Trusts (as defined in the accompanying prospectus)), unless we state or the context implies otherwise, including, without limitation, with respect to descriptions of the debentures or their terms or provisions (which are obligations of Reinsurance Group of America, Incorporated but not any of its subsidiaries). When we use the term “Variable Rate Junior Subordinated Debentures due 2065,” we mean the security initially known as our “6.75% Junior Subordinated Debentures due 2065” and initially issued in December 2005.

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus supplement or the accompanying prospectus on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement or the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the debentures. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or as of the date of such statement contained in the respective documents incorporated by reference in this prospectus supplement or the accompanying prospectus, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the debentures in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

Cautionary statement regarding forward-looking statements

This prospectus supplement and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections, or illustrative scenarios or frameworks, concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “project,” “plan,” “predict,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth in the sections entitled “Risk factors” in this prospectus supplement and the accompanying prospectus, and the matters discussed in RGA’s SEC filings, including (i) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), and (ii) our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after December 31, 2021, which reports are incorporated by reference herein, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or the respective documents incorporated by reference, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk factors” and “Where you can find more information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	inadequate risk analysis and underwriting;

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

S-iii

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the impairment of other financial institutions and its effect on our business;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•

market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	financial performance of our clients;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	competitive factors and competitors’ responses to our initiatives;

•	development and introduction of new products and distribution opportunities;

•	execution of our entry into new markets;

•	integration of acquired blocks of business and entities;

•

interruption or failure of our telecommunication, information technology or other operational systems, or our failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, including Long Duration Targeted Improvement accounting changes;

•

the outcome of the Tender Offer (as defined below) with respect to our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and the redemption of any remaining 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042; and

•

other risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including under the caption “Risk factors” in this prospectus supplement and the accompanying prospectus, and in our other filings with the SEC.

S-iv

Prospectus supplement summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein, and may not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” in this prospectus supplement and in Part I, Item 1A of our 2021 Annual Report.

RGA

We are an insurance holding company that was formed on December 31, 1992. We are a leading global provider of traditional life and health reinsurance and financial solutions with $3.4 trillion of life reinsurance in force and assets of $84.6 billion as of June 30, 2022 and operations in the U.S., Latin America, Canada, Europe, the Middle East, Africa, Asia and Australia. We obtain substantially all of our revenues through reinsurance agreements that cover a portfolio of life and health insurance products, including term life, credit life, universal life, whole life, group life and health, joint and last survivor insurance, critical illness, disability, longevity as well as asset-intensive (e.g., annuities), financial reinsurance and other capital motivated solutions. Generally, we, through various subsidiaries, have provided reinsurance for mortality, morbidity, lapse and investment-related risks associated with such products. With respect to asset-intensive products, we have also provided reinsurance for investment-related risks.

We have the following geographic-based and business-based operational segments: U.S. and Latin America; Canada; Europe, Middle East and Africa (“EMEA”); Asia Pacific; and Corporate and Other. Geographic-based operations are further segmented into traditional and financial solutions businesses. Our segments primarily write traditional reinsurance and financial solutions business that is wholly or partially retained in one or more of our reinsurance subsidiaries.

•

Our U.S. and Latin America operations market traditional life and health reinsurance, reinsurance of asset-intensive products, financial reinsurance and other capital motivated solutions, primarily to U.S. life insurance companies. The traditional segment provides individual and group life and health reinsurance, including long term care, to domestic clients for a variety of products through yearly renewable term agreements, coinsurance, and modified coinsurance. Our asset-intensive operations primarily concentrate on the investment risk within underlying annuities and other investment oriented products. Our capital solutions operations assist ceding companies in meeting applicable regulatory requirements while enhancing their financial strength and regulatory surplus position.

•

The Canada traditional segment assists clients with capital management and mortality and morbidity risk management and is primarily engaged in individual life reinsurance, and to a lesser extent creditor, group life and health, critical illness and disability reinsurance, through yearly renewable term and coinsurance agreements. The Canada financial solutions segment primarily concentrates on the investment and longevity risk within underlying annuities and other investment oriented products.

•

The principal types of reinsurance for the EMEA traditional segment include individual and group life and health, critical illness, disability and underwritten annuities. The EMEA financial solutions segment includes longevity, asset-intensive and financial reinsurance.

•

The principal types of reinsurance for the Asia Pacific traditional segment include individual and group life and health, critical illness, disability and superannuation. The Asia Pacific financial solutions segment includes financial reinsurance, asset-intensive and certain disability, and life and health blocks that contain material investment risks.

•

Corporate and Other revenues primarily include investment income from unallocated invested assets, investment related gains and losses and service fees, and expenses consist of the offset to capital charges allocated to the operating segments within the policy acquisition costs and other insurance income line item, unallocated overhead and executive costs, interest expense related to debt, and the investment income and expense associated with the Company’s collateral finance and securitization transactions and service business expenses.

For additional financial information about our operating segments, see Note 15 to our financial statements for the year ended December 31, 2021 contained in our 2021 Annual Report and Note 7 to our financial statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which are incorporated by reference herein.

Our executive office is located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, and our telephone number is (636) 736-7000.

Debt Tender Offer

Concurrently with this offering, we are conducting a cash tender offer (the “Tender Offer”) for any and all of our outstanding 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 (the “2042 Debentures”). As of the date hereof, $400 million aggregate principal amount of the 2042 Debentures is outstanding. The Tender Offer is being made upon, and is subject to, the terms and conditions set forth in the offer to purchase, dated September 15, 2022, and in the related letter of transmittal and notice of guaranteed delivery, which together, as they may be amended from time to time, constitute the “Tender Offer Documents.” The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on September 22, 2022, unless extended or earlier terminated by us.

We intend to pay the purchase price for, and accrued and unpaid interest on, the 2042 Debentures validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer with the net proceeds from this offering. To the extent all of the 2042 Debentures are not validly tendered and purchased in the Tender Offer, we intend to use a portion of the remaining net proceeds from this offering to redeem any remaining 2042 Debentures in accordance with the indenture governing the 2042 Debentures. We intend to use any remaining net proceeds for general corporate purposes. See “Use of Proceeds” and “Capitalization.” The completion of the Tender Offer is conditioned upon the successful completion of this offering and the satisfaction of certain customary conditions described in the Tender Offer Documents. We expect settlement of the Tender Offer to occur substantially concurrently with the closing of this offering.

This prospectus supplement is not an offer to purchase the 2042 Debentures. The Tender Offer is being made only by and pursuant to the terms of the Tender Offer Documents. We are permitted, subject to applicable law, to amend, extend, terminate or withdraw the Tender Offer. There can be no assurance that any holders of the 2042 Debentures will tender their 2042 Debentures in the Tender Offer or that we will purchase any 2042 Debentures on the terms described in this prospectus supplement or at all. In addition, there can be no assurance that we will redeem any or all of the 2042 Debentures. The statements of intent in this prospectus supplement do not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2042 Debentures, which notice would be issued pursuant to the requirements set forth in the indenture governing the 2042 Debentures.

Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of RGA continuing operations, primarily because that measure excludes substantially all of the effects of net investment-related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs (“DAC”). These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of RGA’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform, and other items that management believes are not indicative of RGA’s ongoing operations. The definition of adjusted operating income can vary by company and this measure is not considered a substitute for GAAP net income.

RGA uses a second non-GAAP financial measure called adjusted operating revenues as a basis for measuring performance. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives. The definition of adjusted operating revenues can vary by company and this measure is not considered a substitute for GAAP revenues.

Additionally, RGA evaluates its stockholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), a non-GAAP financial measure. RGA believes it is important to evaluate its stockholders’ equity position excluding the effect of AOCI because the net unrealized gains or losses included in AOCI primarily relate to changes in interest rates, changes in credit spreads on investment securities, and foreign currency fluctuations that are not permanent and can fluctuate significantly from period to period.

Book value per share before the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to exclude the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating earnings per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. They also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliation of trailing twelve months of consolidated net income to adjusted operating income and related return on equity (ROE)

	Years Ended December 31,
In millions	2018		2019		2020		2021
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA, Inc. shareholders	$716	8.1%	$870	8.4%	$415	3.4%	$617	4.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	118		(23)		7		(365)
Change in fair value of embedded derivatives	9		23		59		(115)
Deferred acquisition cost offset, net	8		(25)		(6)		30
Tax expense on uncertain positions	(62)		8		21		(90)
Net income attributable to noncontrolling interest	—		—		—		—

Adjusted operating income	$789	10.3%	$853	10.5%	$496	5.7%	$77	0.8%

	Twelve Month Period Ended,
	June 30, 2021		June 30, 2022
Trailing twelve months	Income	ROE	Income	ROE
Net income available to RGA, Inc. shareholders	$828	6.3%	$269	2.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(229)		147
Change in fair value of embedded derivatives	(233)		(2)
Deferred acquisition cost offset, net	87		20
Tax expense on uncertain positions	57		(125)
Net income attributable to noncontrolling interest	—		1

Adjusted operating income	$510	5.7%	$310	3.3%

Reconciliation of GAAP pre-tax income to pre-tax adjusted operating income

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2021	2022	2021	2022
GAAP pre-tax income	$254	$482	$194	$668
Capital (gains) losses, derivatives and other, net[1]	230	(130)	366	(359)
Change in market value of embedded derivatives[1]	21	9	4	(63)

Pre-tax adjusted operating income	$505	$361	$564	$246

[1]	Net of DAC offset

Reconciliation of net income available to RGA, Inc. shareholders’ to adjusted operating income

	Years Ended December 31,				Six Months Ended June 30, 2022
In millions	2018	2019	2020	2021
Net income available to RGA, Inc. shareholders	$716	$870	$415	$617	$135
Capital (gains) losses, derivatives and other, net[1]	98	(50)	15	(428)	249
Change in market value of embedded derivatives[1]	(25)	34	66	(112)	38
Net income attributable to noncontrolling interest	—	—	—	—	1

Adjusted operating income	$789	$853	$496	$77	$423

Reconciliation of earnings per share available to RGA shareholders to adjusted operating earnings per share

	Years Ended December 31,				Six Months Ended June 30, 2022	Three Months Ended
Diluted share basis	2018	2019	2020	2021		June 30, 2021	June 30, 2022
Earnings-per-share available to RGA, Inc. shareholders	$11.00	$13.62	$6.31	$9.04	$2.00	$5.02	$2.92
Capital (gains) losses, derivatives and other, net[1]	1.51	(0.55)	0.22	(6.26)	3.68	(0.84)	2.29
Change in MV of embedded derivatives[1]	(0.39)	0.28	1.01	(1.65)	0.56	(0.18)	0.56
Net income attributable to noncontrolling interest	—	—	—	—	0.01	—	0.01

Adjusted operating earnings-per-share	$12.12	$13.35	$7.54	$1.13	$6.25	$4.00	$5.78

[1]	Net of DAC offset

Reconciliation of GAAP revenue to adjusted operating revenue

	Years Ended December 31,				Six Months Ended June 30, 2022
In millions	2018	2019	2020	2021
GAAP Revenue	$12,876	$14,300	$14,596	$16,658	$7,817
Capital (gains) losses, derivatives and other, net	158	(75)	(14)	(441)	347
Change in market value of embedded derivatives	28	(16)	54	(100)	87

Adjusted operating revenue	$13,061	$14,209	$14,636	$16,117	$8,251

Reconciliation of RGA, Inc. stockholders’ equity excluding AOCI

	As of December 31,				As of June 30, 2022
In millions	2018	2019	2020	2021
RGA, Inc. stockholders’ equity	$8,451	$11,602	$14,352	$13,014	$5,839
Less: Unrealized appreciation of securities	856	3,299	5,500	3,701	(3,469)
Less: Accumulated currency translation adjustments	(169)	(92)	(69)	(9)	(39)
Less: Unrecognized pension and post retirement benefits	(51)	(70)	(72)	(50)	(51)

RGA, Inc. stockholders’ equity excluding AOCI	$7,814	$8,465	$8,993	$9,372	$9,398

	Years Ended December 31,				Twelve Month Period Ended,
	2018	2019	2020	2021	June 30, 2021	June 30, 2022
RGA, Inc. stockholders’ average equity	$8,842	$10,391	$12,204	$13,157	$13,131	$10,873
Less: Unrealized appreciation of securities	1,361	2,481	3,771	4,030	4,276	1,612
Less: Accumulated currency translation adjustments	(121)	(137)	(153)	(37)	(102)	(58)
Less: Unrecognized pension and post retirement benefits	(51)	(56)	(75)	(68)	(75)	(23)

RGA, Inc. stockholders’ average equity excluding AOCI	$7,653	$8,103	$8,661	$9,232	$9,032	$9,342

The offering

The summary below describes the principal terms of the debentures. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the debentures” for a more detailed description of the terms and conditions of the debentures.

Issuer	Reinsurance Group of America, Incorporated.

Securities Offered	$700,000,000 aggregate principal amount of 7.125% fixed-rate reset subordinated debentures due 2052.

Maturity	The debentures will mature on October 15, 2052.

Interest	The debentures will bear interest (i) from and including the date of original issue to, but excluding, October 15, 2027 (the “First Reset Date”) at the fixed rate of 7.125% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 3.456% to be reset on each Reset Date. We will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2023, subject to our right to defer the payment of interest as described under “—Optional interest deferral” below.

Record date	We will make interest payments on the debentures to the holders of record at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such January 15, April 15, July 15 or October 15, whether or not a business day. However, interest that we pay on the maturity date or redemption date will be payable to the person to whom the principal will be payable.

Optional interest deferral	So long as no event of default with respect to the debentures has occurred and is continuing, we have the right, on one or more occasions, in our sole discretion, to defer the payment of interest on the debentures for up to five consecutive years without giving rise to an event of default under the terms of the debentures (each such period, an “Optional Deferral Period”). We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the debentures. During an Optional Deferral Period, interest will continue to accrue at the interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

Payment restrictions during an Optional Deferral Period	If we have exercised our right to defer interest payments on the debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation, dissolution or winding up equally with or junior to the debentures, subject to certain limited exceptions. “Description of the debentures—Payment restrictions during an Optional Deferral Period.”

Optional redemption

We may elect to redeem the debentures:

•  in whole or in part on the First Reset Date or any time thereafter, at a redemption price equal to the principal amount of the debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•  in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a Tax Event (as defined in “Description of the debentures—Optional redemption of the debentures”), at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption;

•  in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a Regulatory Capital Event (as defined in “Description of the debentures—Optional redemption of the debentures”), at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; or

•  in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a Rating Agency Event (as defined in “Description of the debentures—Optional redemption of the debentures”), at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

Ranking

The debentures will be unsecured, subordinated and junior in right of payment upon our liquidation to all of our existing and future senior indebtedness (as defined under “Description of the debentures—Ranking”). In addition, the debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities, including obligations to our clients.

Senior indebtedness will not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the debentures, (2) any indebtedness that by its terms expressly provides that it will rank equal in right of payment with the debentures, (3) obligations of RGA owed to its subsidiaries, (4) our existing 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, which debentures will rank equal in right of payment with the debentures being offered hereby, (5) our existing 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, which debentures will rank equal in right of payment with the debentures being offered hereby or (6) our existing Variable Rate Junior Subordinated Debentures due 2065, which debentures will be subordinated to the debentures, subject, in any such case, to the provisions described below under “Description of the debentures—Payment restrictions during an Optional Deferral Period.”

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including secured debt and debt that ranks senior to the debentures.

As of June 30, 2022, our consolidated long-term debt, net of $27 million unamortized issuance costs, aggregated to approximately $3,667 million, which consisted of:

•  $1,987 million aggregate principal amount of our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, all of which will rank senior to the debentures being offered hereby;

•  $791 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, which will rank equal in right of payment with the debentures being offered hereby; and

•  $316 million aggregate principal amount of our Variable Rate Junior Subordinated Debentures due 2065, which will rank junior in right of payment to the debentures being offered hereby.

Such long-term debt also includes $79 million of borrowings outstanding under the 4.09% promissory note due 2039 issued by our subsidiary, Gateway Ridge LLC, and $494 million aggregate principal amount of borrowings outstanding under the 4.00% Surplus Notes due 2051 issued by our subsidiary, RGA Reinsurance Company, all of which will rank structurally senior to the debentures.

Additionally, our other subsidiaries had approximately $74 billion of outstanding liabilities reflected in our financial statements, which includes $152 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial,

L.L.C., which will rank structurally senior to the debentures. The Timberlake Notes were redeemed in their entirety on August 29, 2022, and are no longer outstanding as of the date of this prospectus supplement.

Events of default	The following are events of default with respect to the debentures:

•  the failure to pay interest in full, including compounded interest, on any debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date;

•  the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption; or

•  certain events of our bankruptcy, insolvency or receivership.

If an event of default under the indenture (as defined in “Description of the debentures”) arising from a default in the payment of interest, principal or premium has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debentures will have the right to declare the principal of and accrued but unpaid interest on the debentures to be due and payable immediately. If an event of default under the indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of debentures, become immediately due and payable.

Listing	We intend to apply to list the debentures on the NYSE under the symbol “RZC”. If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued.

Use of proceeds	We estimate that the net proceeds from the sale of the debentures will be approximately $690 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the offering of the debentures to pay the purchase price for, and accrued and unpaid interest on, the 2042 Debentures validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer, to redeem any remaining 2042 Debentures in accordance with the indenture governing the 2042 Debentures and to pay related fees and expenses in connection with the Tender Offer and redemption. We intend to use any remaining net proceeds for general corporate purposes. The completion of the Tender Offer is conditioned upon the successful completion of this offering. See “—Debt Tender Offer” and “Use of proceeds.”

Trustee and calculation agent	The Bank of New York Mellon Trust Company, N.A.

United States federal income tax considerations

There is no controlling statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. In the opinion of Bass, Berry & Sims PLC, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the debentures, and certain assumptions and representations relied upon in rendering this opinion, the debentures will be classified as indebtedness for U.S. federal income tax purposes. The foregoing opinion of Bass, Berry & Sims PLC is not binding on the Internal Revenue Service (the “IRS”) or any court and there can be no assurance that the IRS or a court will agree with such opinion. Moreover, no rulings have been or will be sought from the IRS with respect to the U.S. federal income tax treatment of the debentures.

Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for U.S. federal income tax purposes. In addition, we agree to treat the debentures as indebtedness for U.S. federal income tax purposes. See “Material U.S. federal income tax consequences—Classification and treatment of the debentures.”

Governing law	State of New York.

Risk factors	Investing in the debentures involves risks. See “Risk factors.”

Risk factors

An investment in the debentures involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary statement regarding forward-looking statements” provided in this prospectus supplement beginning on page S-iii, the risks described under “Risk Factors” in our 2021 Annual Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The market or trading price of the debentures could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the debentures.

Risks related to ownership of the debentures

The indenture will not restrict the amount of additional debt that we may incur.

The debentures and indenture under which the debentures will be issued will not place any limitation on the amount of secured or unsecured debt, including senior indebtedness, that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the debentures, including making it more difficult for us to satisfy our obligations with respect to the debentures, a loss in the trading value, if any, of your debentures, and a risk that the credit rating of the debentures is lowered or withdrawn.

The debentures will be structurally subordinated to all obligations of our subsidiaries and to almost all of our other indebtedness and neither we nor any of our subsidiaries are restricted pursuant to the indenture from incurring additional debt or other liabilities in the future.

The debentures will not be guaranteed by our subsidiaries, and therefore they will be structurally subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. In addition, the indenture for the debentures will not prohibit or limit us or any of our subsidiaries from incurring any indebtedness or other obligations. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of a subsidiary, including an insurance company subsidiary, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us to allow us to make payments on the debentures and our other debt. See “—RGA is an insurance holding company, and payments on the debentures will only be made from our earnings and assets, and not those of our subsidiaries.”

Our obligations under the debentures will be unsecured and will rank junior in right of payment and upon our liquidation to all of our senior indebtedness, will rank equal in right of payment with both our existing 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and our existing 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, and will rank senior to our existing Variable Rate Junior Subordinated Debentures due 2065, all on the terms set forth in the indenture pursuant to which the debentures will be issued. We, therefore, cannot make any payments on the debentures if (i) we have defaulted on the payment of any of our senior indebtedness and the default is continuing, (ii) the maturity of any senior indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) we have filed for bankruptcy or are liquidating, dissolving or winding-up or in receivership, and our senior indebtedness has not been repaid in full.

As of June 30, 2022, our consolidated long-term debt, net of $27 million unamortized issuance costs, aggregated to approximately $3,667 million, which consisted of:

•

$1,987 million aggregate principal amount of our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, all of which will rank senior to the debentures being offered hereby;

•

$791 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, which will rank equal in right of payment with the debentures being offered hereby; and

•	$316 million aggregate principal amount of our Variable Rate Junior Subordinated Debentures due 2065, which will rank junior in right of payment to the debentures being offered hereby.

Such long-term debt also includes $79 million of borrowings outstanding under the 4.09% promissory note due 2039 issued by our subsidiary, Gateway Ridge LLC, and $494 million aggregate principal amount of borrowings outstanding under the 4.00% Surplus Notes due 2051 issued by our subsidiary, RGA Reinsurance Company, all of which will rank structurally senior to the debentures.

Additionally, our other subsidiaries had approximately $74 billion of outstanding liabilities reflected in our financial statements, which includes $152 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C., which will rank structurally senior to the debentures. The Timberlake Notes were redeemed in their entirety on August 29, 2022 and are no longer outstanding as of the date of this prospectus supplement. For more information, see “Capitalization,” below, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2021 Annual Report, which are incorporated by reference herein.

Furthermore, if we incur additional debt or liabilities, our ability to pay our obligations on the debentures could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. We are also not restricted from paying dividends or issuing or repurchasing our securities under the indenture, except as described in “Description of the debentures—Payment restrictions during an Optional Deferral Period.”

Due to the subordination provisions described in “Description of the debentures—Ranking,” in the event of our insolvency, funds which we would otherwise use to pay to the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of those payments, the holders of our senior indebtedness may recover more, ratably, than the holders of the debentures. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures.

RGA is an insurance holding company, and payments on the debentures will only be made from our earnings and assets, and not those of our subsidiaries.

RGA is an insurance holding company, with our principal assets consisting of the stock of our reinsurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. The debentures will be solely our obligations, and our subsidiaries will have no obligation to pay any amount in respect of the debentures or to make any funds available for any such payment. Accordingly, we will be dependent on assets held, dividends and other distributions or loans from our subsidiaries, loans from third parties or new capital raising transactions to generate the funds necessary to meet obligations with respect to the debentures, including the payment of principal and interest, and if these sources are not adequate, we may be unable to make payments of principal or interest in respect of the debentures.

Our ability to pay principal and interest on any debt securities, including the debentures, is limited and depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans, other payments, loans from third parties or new capital raising transactions. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. In addition, third-party rating agencies monitor statutory capital and surplus levels for capital adequacy. Even though a dividend may be payable without regulatory approval, an insurance subsidiary may forgo paying a dividend to RGA and retain the capital to maintain or improve its ratings, or to offset increases in required capital from increases in premium volume or investment risk. As of December 31, 2021, the amount of dividends that may be paid to us by RGA Reinsurance Company, without prior approval from Missouri insurance regulators, was approximately $237 million. We cannot assure you that more stringent dividend restrictions will not be adopted, as discussed in our 2021 Annual Report under “Risk Factors—Risks related to our business—Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.” Covenants contained in some of our existing and future debt agreements and regulations relating to capital requirements affecting some of our most significant subsidiaries may also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us.

As a result of our insurance holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our reinsurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any class of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.

The terms of our existing indebtedness may restrict our ability to make payments on the debentures in specified circumstances.

Under the terms of certain of our debt agreements, if a default under a debt agreement exists, whether or not the applicable cure period under the debt agreement has elapsed, we would be restricted from borrowing money or receiving payment in the form of dividends from our subsidiaries. As a result, we could be unable to make interest payments on the debentures. If we are unable to make the required payment of interest on the debentures and can no longer defer the payment of such interest, this failure to pay interest would constitute an event of default with respect to the debentures under the indenture. In some circumstances, such as acceleration of the debentures, this would constitute a default of such other debt and cause or permit our other debt to accelerate and become payable immediately. This event would materially adversely affect our financial condition and liquidity.

We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.

So long as no event of default with respect to the debentures has occurred and is continuing, we may, on one or more occasions, in our sole discretion, defer interest payments on the debentures, from time to time, for one or more Optional Deferral Periods of up to five consecutive years without giving rise to an event of default under the terms of the debentures. During any such Optional Deferral Period, holders of the debentures will receive limited or no current payments on the debentures, and interest on the debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the debentures, to the extent permitted by applicable law. Holders of the debentures will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest, if any) at the end of the five-year Optional Deferral Period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the debentures. At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to five consecutive years. No Optional Deferral Period may extend beyond the maturity date of the debentures. See “Description of the debentures—Option to defer interest payments.”

If we exercise our right to defer interest payments, the debentures may trade at a price that does not fully reflect the value of accrued and unpaid interest on the debentures or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the debentures until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon (including compounded interest, if any). As a result, we may not be able to pay current interest on the debentures if we do not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon (including compounded interest, if any).

If we defer interest payments on the debentures, there will be U.S. federal income tax consequences to holders of the debentures.

If we defer interest payments on the debentures for one or more Optional Deferral Periods, U.S. holders (as defined in “Material U.S. federal income tax consequences”) will generally be required to include the deferred amounts in income for U.S. federal income tax purposes during such period(s), regardless of their method of accounting for U.S. federal income tax purposes and even though they may not receive the cash attributable to that income during such periods.

If holders of the debentures sell their debentures before the record date for the payment of interest at the end of an Optional Deferral Period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that holders were required to include in income in respect of the debentures during the Optional Deferral Period will be added to such holders’ adjusted tax basis in the debentures, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material U.S. federal income tax consequences—U.S. holders—Sales or redemptions of debentures.”

Holders of Debentures will have limited rights to accelerate payments of amounts due.

Holders of the debentures may accelerate payment of amounts due on the debentures only upon the occurrence and continuation of the following events:

•

the failure to pay interest in full, including compounded interest, on any debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date; or

•	the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption.

The debentures will accelerate automatically, without any declaration or other action on the part of the trustee or any holder of debentures, upon certain events of our bankruptcy, insolvency or receivership. A failure to comply with, or a breach of, our other covenants in the indenture will not permit holders of debentures to accelerate payment of the debentures.

The aftermarket price of the debentures may be discounted significantly if we defer interest payments.

If we exercise our right to defer interest payments, the debentures may trade at a price that does not fully reflect the value of accrued and unpaid interest on the debentures or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.

If we do defer interest on the debentures and you sell your debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its debentures until we pay the deferred interest at the end of the applicable deferral period.

Rating agencies may change their practices for rating the debentures, which change may affect the market price of the debentures. In addition, we may redeem the debentures if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the debentures.

Various nationally recognized statistical rating organizations publish credit ratings for RGA and its debt instruments and are expected to initially publish a rating of the debentures. These rating agencies or others that may publish a rating of the debentures may, from time to time in the future, change the way they analyze securities with features similar to the debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the debentures are subsequently lowered, that could have a negative impact on the trading price of the debentures. In addition, we may redeem the debentures before October 15, 2027 at our option, in whole but not in part, within 90 days of a rating agency amending, clarifying or changing the criteria used to assign equity credit for securities such as the debentures, which amendment, clarification or change results in (a) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures. See “Description of the debentures—Optional redemption of the debentures.”

There may not be a public market for the debentures.

We will apply to list the debentures on the NYSE under the symbol “RZC”. If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued. The listing of the debentures will not necessarily ensure that an active trading market will be available for the debentures or that you will be able to sell your debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

The debentures will not have the benefit of certain contractual protections found in other debt securities.

The debentures and the indenture will not protect you in the event of a highly leveraged transaction or a credit downgrade. The indenture will not contain any financial covenants and will not restrict us from paying dividends to the holders of our common stock, unless we have deferred payment of interest on the debentures. In addition, we will not be restricted under the indenture from granting security interests over our assets.

We may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that we believe will maximize equity returns of our shareholders but may involve risks to holders of the debentures.

From time to time, we consider opportunities for acquisitions of businesses or other assets and other strategic transactions. These transactions may involve risks, such as risks of integration of acquired businesses and loss of cash flows and market positions of disposed businesses. In addition, if our business performs according to our financial plan, the indenture governing the debentures will allow us substantial flexibility to pay dividends on, or make significant repurchases of, our common stock, unless we have deferred payment of interest on the debentures. These transactions will be subject to the discretion of our board of directors. There can be no assurance that we will effect any of these transactions, but, if we do, risks to the holders of the debentures may be increased, possibly materially.

We may redeem the debentures prior to their maturity.

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

We may redeem the debentures in whole or in part on the First Reset Date or any time thereafter. In addition, we may redeem the debentures in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of either a Tax Event or Regulatory Capital Event (each as defined in “Description of the debentures—Optional redemption of the debentures”). In each of these two cases, the redemption price will be the principal amount of the debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

We may also redeem the debentures in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a Rating Agency Event (as defined in “Description of the debentures—Optional redemption of the debentures”). In this event, the redemption price will be equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption. See “Description of the debentures—Optional redemption of the debentures.”

If we exercise any of these rights, you may not be able to reinvest the money you receive upon a redemption at a rate that is equal to or higher than the rate of return on the debentures.

Any decision we may make at any time to redeem the debentures before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the debentures on the first or any other date on which they are redeemable.

Changes in our credit ratings or the debt markets could adversely affect the market price of the debentures.

The market price for the debentures depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the debentures;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•

an election to defer interest payments on the debentures (see “—We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.” above); and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we or our subsidiaries are doing business and the financial markets generally.

The price of the debentures may be adversely affected by unfavorable changes in these or other factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debentures.

Credit rating agencies continually review their ratings for the companies that they follow, including us, and their ratings of us are based on numerous factors, including, among other things, financial strength and including factors not entirely within our control, such as conditions affecting, or the rating agencies’ views of, the financial services industry or the insurance industry generally. For example, the credit rating agencies also evaluate the insurance industry as a whole and may change our credit ratings based on their overall views of our industry.

Any negative change in our ratings or any perceived decrease in our creditworthiness could have an adverse effect on the price of the debentures.

We may invest or spend the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit or enhance our liquidity or ability to service our indebtedness.

We intend to use the net proceeds from the offering of the debentures to repurchase in the Tender Offer and subsequently redeem, if necessary, all of our outstanding 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, and the remainder, if any, for general corporate purposes. Accordingly, we will retain broad discretion over the use of the net proceeds of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits or enhance our liquidity or ability to service our indebtedness.

The interest rate will reset on the First Reset Date and each subsequent Reset Date, and the interest rate after a Reset Date may be lower than the interest rate for prior periods.

The interest rate on the debentures for each Reset Period will equal the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 3.456%. Therefore, the interest rate after the First Reset Date could be less than the fixed rate for the initial five-year period and any interest rate after a subsequent Reset Date may be less than a prior rate. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates. If the Five-Year Treasury Rate is no longer being quoted or available at any Reset Interest Determination Date, then the debentures will bear the same fixed rate as for the prior Reset Period for the remaining term of the debentures, and that may not be a rate that is as attractive as that of the original rate or other similar debt instruments.

Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. Historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date and you should not take the historical U.S. Treasury rates as an indication of future Five-Year Treasury Rates.

We may make certain payments on parity securities during a deferral period.

“Parity securities” are debt securities that rank equal in right of payment with the Debentures. We currently have $400.0 million aggregate principal amount of our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 outstanding and $400.0 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 outstanding, which each rank equal in right of payment with the debentures. In addition, we may in the future issue parity securities as to which we are required to make payments of interest during a deferral period on the debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the debentures permit us to make any such payment and also permit us to make any payment of current or deferred interest on parity securities and on the debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the debentures.

Use of proceeds

We estimate that the net proceeds from the sale of the debentures will be approximately $690 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the offering of the debentures to pay the purchase price for, and accrued and unpaid interest on, the 2042 Debentures validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer, to redeem any remaining 2042 Debentures in accordance with the indenture governing the 2042 Debentures and to pay related fees and expenses in connection with the Tender Offer and redemption. We intend to use any remaining net proceeds for general corporate purposes. The completion of the Tender Offer is conditioned upon the successful completion of this offering. The statements of intent in this prospectus supplement do not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2042 Debentures, which notice would be issued pursuant to the requirements set forth in the indenture governing the 2042 Debentures.

Capitalization

We present in the table below the cash and cash equivalents and capitalization of RGA and its subsidiaries:

•	on an actual consolidated basis as of June 30, 2022; and

•

as adjusted to give effect to this offering and the application of the net proceeds from this offering to purchase or redeem, and pay the accrued and unpaid interest on, all $400 million aggregate principal amount of the outstanding 2042 Debentures pursuant to either the Tender Offer or the subsequent redemption following expiration of the Tender Offer, as described above under “Prospectus supplement summary—Debt Tender Offer”.

You should read this table in conjunction with “Use of proceeds” as well as our consolidated financial statements, the notes relating to them and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are contained in our 2021 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each of which is incorporated by reference herein.

	June 30, 2022
	Actual	As Adjusted
	($ in millions)
Cash and Cash Equivalents	$2,556	$2,843

Long-term debt:
4.70% senior notes due 2023	400	400
3.95% senior notes due 2026	400	400
3.90% senior notes due 2029	599	599
3.15% senior notes due 2030	597	597
6.20% fixed-to-floating rate subordinated debentures due 2042	400	—
5.75% fixed-to-floating rate subordinated debentures due 2056	400	400
Variable rate junior subordinated debentures due 2065	319	319
4.09% promissory note due 2039	79	79
4.00% surplus notes due 2051	500	500
7.125% fixed-rate reset subordinated debentures due 2052 offered hereby	—	700
Unamortized debt issuance costs	(27)	(33)

Total long-term debt	$3,667	$3,961

Collateral finance and securitization notes(1)	152	152
Stockholders’ equity:
Preferred stock (par value $.01 per share; 10,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock (par value $.01 per shares; 140,000,000 shares authorized; 85,310,598 shares issued at June 30, 2022)(2)	1	1
Additional paid-in capital	2,478	2,478
Retained earnings	8,592	8,585
Accumulated other comprehensive loss	(3,559)	(3,559)
Treasury stock	(1,673)	(1,673)

Total Reinsurance Group of America, Inc. stockholders’ equity	5,839	5,832
Noncontrolling interest	90	90

Total stockholders’ equity	$5,929	$5,922

Total capitalization	$9,748	$10,035

(1)

Consists of Series A Floating Rate Insured Notes due June 2036 (the “Timberlake Notes”) issued in June 2006 by Timberlake Financial to fund the collateral requirements for statutory reserves required by so-called

“Regulation XXX.” The Timberlake Notes represent senior secured indebtedness of Timberlake Financial with no recourse to RGA or its other subsidiaries. The Timberlake Notes were redeemed in their entirety on August 29, 2022, and are no longer outstanding as of the date of this prospectus supplement. For a description of the Timberlake Notes, see Note 14—“Collateral Finance and Securitization Notes” in the Notes to the consolidated financial statements in our 2021 Annual Report.

(2)

This number excludes an aggregate of 3,411,934 shares of our common stock issuable pursuant to outstanding equity-based incentive awards, of which 2,384,454 shares were subject to outstanding stock options and stock appreciation rights as of June 30, 2022, at a weighted average exercise price of $109.27 per share.

Description of the debentures

The following is a description of the material terms of the debentures and the indenture referred to below. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the debentures and the indenture, copies of which are available upon request from us. References to “we,” “us” and “our” in the following description refers only to Reinsurance Group of America, Incorporated and not to any of its subsidiaries.

The debentures will be issued pursuant to the indenture, dated as of August 21, 2012, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to the indenture, as amended and supplemented by a seventh supplemental indenture, to be dated as of September 23, 2022, as the “indenture,” and to The Bank of New York Mellon Trust Company, N.A., or its successor, as trustee, as the “trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to registered debentures, we mean the person in whose name such debenture is registered in the security register. We expect that the debentures will be held in book-entry form only, as described below under “—Book-entry system,” and will be held in the name of DTC or its nominee.

The indenture does not limit the amount of debt that we or our subsidiaries may incur under the indenture or under other indentures to which we are or become a party or otherwise. The debentures are not convertible into or exchangeable for shares of our common stock, our authorized preferred stock or any other securities.

General

The debentures will be issued as subordinated debt securities under the indenture and will initially be limited in aggregate principal amount to $700 million. The debentures will be issued only in denominations of $25 and integral multiples of $25 in excess thereof. Payments of principal of, and interest on, the debentures will be made in U.S. dollars. The provisions of the indenture pertaining to unclaimed moneys will apply to the debentures.

We may, without notice to or consent of the holders of the debentures, re-open and issue additional debentures having the same ranking, interest rate, maturity date and other terms as the debentures of such series being offered hereby, provided that if the additional debentures are not fungible for U.S. federal income tax purposes with the debentures being offered hereby, the additional debentures will have a separate CUSIP number. Any additional debentures, together with the debentures being offered hereby, will constitute a single series of debt securities under the indenture. The debentures and the indenture under which the debentures will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us.

Ranking

The payment of the principal of, and interest on, the debentures will be expressly subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” will be defined in the indenture to include principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•

all of our obligations for money borrowed (other than obligations relating to the debentures, our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, and our Variable Rate Junior Subordinated Debentures due 2065);

•	all of our obligations evidenced by notes, debentures, bonds or other similar instruments (other than obligations relating to the debentures being offered hereby, our 6.20% Fixed-to-Floating Rate

Subordinated Debentures due 2042, our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and our Variable Rate Junior Subordinated Debentures due 2065), including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (including trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of ours to the trustee pursuant to the indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The debentures will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment to the debentures, (2) any indebtedness that by its terms expressly provides that it will rank equal in right of payment with the debentures, (3) obligations of RGA owed to its subsidiaries, (4) our existing 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, which debentures will rank equal in right of payment with the debentures being offered hereby, (5) our existing 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, which debentures will rank equal in right of payment with the debentures being offered hereby or (6) our existing Variable Rate Junior Subordinated Debentures due 2065, which debentures will be subordinated to the debentures being offered hereby, subject, in any such case, to the provisions described below under “—Payment restrictions during an Optional Deferral Period”.

All liabilities of our subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including obligations to policyholders), will be effectively senior to the debentures to the extent of the assets of such subsidiaries, as we are a holding company. Because we are a holding company, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest and principal on our outstanding debt obligations. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means. See

“Risk factors—RGA is an insurance holding company, and payments on the debentures will only be made from our earnings and assets, and not those of our subsidiaries.”

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the debentures or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the debentures, if:

•	we default in the payment of any principal, premium (if any) or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity and written notice of such event of default, requesting that payments on the debentures cease, is given to us by the holders of senior indebtedness, until such default in payment or event of default has been cured, is waived or ceases to exist.

All present and future senior indebtedness, which includes, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be fully paid before any payment, whether in cash, securities or other property, will be made by us on account of the debentures in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding-up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets.

In any such event, payments which would otherwise be made on the debentures will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is fully paid. If payments on the debentures are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and such payments are subordinated to outstanding senior indebtedness and to any securities issued with respect thereto under a plan of reorganization or readjustment, such payments will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the debentures. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the debentures by any act or failure to act on our part.

If, notwithstanding any of the foregoing prohibitions, the indenture trustee or the holders of the debentures receive any payment with respect to the debentures when a responsible officer of the indenture trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

After full payment of all present and future senior indebtedness, holders of the debentures will be subrogated to the rights of any holders of senior indebtedness to receive any further payments that are applicable to the senior indebtedness until all the debentures are fully paid. In matters between holders of the debentures and any other creditor of ours, any payments that would otherwise be paid to holders of senior indebtedness and are made to holders of the debentures because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of the debentures.

If such events of bankruptcy, insolvency or receivership occur, after we have paid in full all amounts owed on senior indebtedness, the holders of debentures together with the holders of any of our other obligations that rank equally with the debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the debentures.

If we violate the indenture by making a payment or distribution to holders of the debentures before we have paid all the senior indebtedness in full, then such holders of the debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions of the indenture, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the debentures.

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior to the debentures. We expect from time to time to incur additional indebtedness constituting senior indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures.

As of June 30, 2022, our consolidated long-term debt, net of $27 million unamortized issuance costs, aggregated to approximately $3,667 million, which consisted of:

•

$1,987 million aggregate principal amount of our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, all of which will rank senior to the debentures being offered hereby;

•

$791 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056, which will rank equal in right of payment with the debentures being offered hereby; and

•	$316 million aggregate principal amount of our Variable Rate Junior Subordinated Debentures due 2065, which will rank junior in right of payment to the debentures being offered hereby.

Such long-term debt also includes $79 million of borrowings outstanding under the 4.09% promissory note due 2039 issued by our subsidiary, Gateway Ridge LLC, and $494 million aggregate principal amount of borrowings outstanding under the 4.00% Surplus Notes due 2051 issued by our subsidiary, RGA Reinsurance Company, all of which will rank structurally senior to the debentures.

Additionally, our other subsidiaries had approximately $74 billion of outstanding liabilities reflected in our financial statements, which includes $152 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C., which will rank structurally senior to the debentures. The Timberlake Notes were redeemed in their entirety on August 29, 2022 and are no longer outstanding as of the date of this prospectus supplement. For more information, see “Capitalization,” above, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2021 Annual Report, which are incorporated by reference herein.

Maturity

The debentures will mature on October 15, 2052.

Interest

Subject to applicable law and subject to any Optional Deferral Period, as described below, the debentures will bear interest (i) from and including the date of original issue to, but excluding, October 15, 2027 (the “First

Reset Date”) at the fixed rate of 7.125% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 3.456% to be reset on each Reset Date. Interest on the debentures will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2023, each of which dates we refer to as an interest payment date, to the record holders of the debentures at the close of business on the immediately preceding January 1, April 1, July 1 or October 1, as applicable, whether or not a business day. However, interest that we pay on the maturity date or a redemption date will be payable to the person to whom the principal will be payable.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). As used in this prospectus supplement, “business day” means any day other than a day on which banking institutions in the State of New York or any place of payment are authorized or required by law, executive order or regulation to close.

Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the debentures until paid. References to “interest” include interest accruing on the debentures, interest on deferred interest payments, other unpaid amounts and compounded interest, as applicable.

Unless we have validly redeemed all outstanding debentures on or before the First Reset Date, the trustee will serve as the initial calculation agent with respect to the debentures prior to the Reset Interest Determination Date preceding the First Reset Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the relevant Reset Period. We shall then promptly notify the trustee and paying agent in writing of such interest rate. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at our principal offices and will be made available to any holder of the debentures upon request and will be final and binding in the absence of manifest error.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published H.15, with a maturity of five years from the next Reset Date and trading in the public securities market or (2) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, the rate will be determined by the calculation agent by interpolation or extrapolation on a straight line basis between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recently published H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in clauses (1) or (2) above, then the Five-Year Treasury Rate will be the same interest rate as in effect for the prior period.

“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities.”

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

Option to defer interest payments

So long as no event of default with respect to the debentures has occurred and is continuing, we may, on one or more occasions, in our sole discretion, defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years without giving rise to an event of default under the terms of the debentures (each such period, an “Optional Deferral Period”). A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the debentures. During an Optional Deferral Period, interest will continue to accrue on the debentures, and deferred interest payments will accrue additional interest at the then applicable interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. No interest otherwise due during an Optional Deferral Period will be due and payable on the debentures until the end of such Optional Deferral Period except upon an acceleration or redemption of the debentures during such deferral period.

At the end of five years following the commencement of an Optional Deferral Period, we must pay all accrued and unpaid deferred interest, including compounded interest, and our failure to pay all accrued and unpaid deferred interest, including compounding interest, for a period of 30 days after the conclusion of such five-year period will result in an event of default giving rise to a right of acceleration. If, at the end of any Optional Deferral Period, we have paid all deferred interest due on the debentures, including compounded interest, we can again defer interest payments on the debentures as described above.

We will provide to the trustee and the holders of debentures written notice of any deferral of interest at least one and not more than 60 business days prior to the applicable interest payment date, provided that the failure to provide such notice will not constitute an event of default. In addition, whether or not such notice is given, our failure to pay interest on the debentures on any interest payment date will itself constitute the commencement of an Optional Deferral Period unless we pay such interest within five business days after any such interest payment date, whether or not we provide a notice of deferral. We have no present intention of exercising our right to defer payments of interest.

Payment restrictions during an Optional Deferral Period

After the commencement of an Optional Deferral Period until we have paid all accrued and unpaid interest on the debentures, we will agree not to, and not to permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:

(i)

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, agents, directors or consultants or under any dividend reinvestment plan or shareholder purchase plan;

(ii)

purchases of our capital stock pursuant to a contractually binding requirement to buy or acquire capital stock entered into prior to the beginning of the related Optional Deferral Period, including under a contractually binding stock repurchase plan;

(iii)

as a result of any reclassification of any class or series of our capital stock, or the exchange, redemption or conversion of any class or series of our capital stock for any class or series of our capital stock;

(iv)

the purchase of or payment of cash in lieu of fractional interests in our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(v)

acquisitions of our capital stock in connection with acquisitions of businesses made by us (which acquisitions are made by us in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

(vi)

dividends or distributions payable solely in our capital stock, or options, warrants or rights to subscribe for or acquire capital stock, or repurchases or redemptions of capital stock made solely from the issuance or exchange of such capital stock or stock that ranks equally with or junior to such capital stock; or

(viii)

the distribution, declaration, redemption or repurchase of rights in accordance with any stockholders’ rights plan or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equal in right of payment with the debentures (“parity securities”) or junior to the debentures other than (i) any exchange, redemption or conversion of our indebtedness for any class or series of our capital stock, (ii) any payments under our guarantee of the preferred securities of any RGA trust and (iii) any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities or payment, repurchase or redemption in respect of parity securities made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity securities, on the one hand, and (2) accrued and unpaid amounts on the debentures, on the other hand.

For the avoidance of doubt, no terms of the debentures will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

Optional redemption of the debentures

We may redeem the debentures in increments of $25 principal amount:

•

in whole or in part on the First Reset Date or any time thereafter, at a redemption price equal to the principal amount of the debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a “Tax Event” at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption;

•

in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a “Regulatory Capital Event,” at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time prior to October 15, 2027, within 90 days of the occurrence of a “Rating Agency Event”, at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

“Tax Event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

•

amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•

official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•

threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted or becomes publicly known on or after the original issue date of the debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.

“Regulatory Capital Event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the debentures would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934 (the “Exchange Act”) that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the debentures, which amendment, clarification or change results in (a) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures.

Redemption procedures

If we give a notice of redemption in respect of any debentures, then prior to the redemption date, we will:

•

irrevocably deposit with the trustee or a paying agent for the debentures funds sufficient to pay the applicable redemption price of, and (except if the redemption date is an interest payment date) accrued interest on, the debentures to be redeemed; and

•

give the trustee or such paying agent, as applicable, irrevocable instructions and authority to pay the redemption price to the holders upon surrender of the global certificate or such other certificates as we may have issued evidencing the debentures.

Notwithstanding the above, interest payable on or prior to the redemption date for any debentures called for redemption will be payable to the holders of the debentures on the relevant record dates for the related interest payment dates.

Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the debentures so called for redemption will cease, except the right of the holders of the debentures to receive the redemption price and any interest payable in respect of the debentures on or prior to the redemption date and the debentures will cease to be outstanding. In the event that payment of the redemption price in respect of debentures called for redemption is improperly withheld or refused and not paid by us, interest on the debentures will continue to accrue at the then applicable rate from the redemption date originally established by us for the debentures to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding debentures by tender, in the open market or by private agreement.

If less than all of the debentures are to be redeemed, the particular debentures to be redeemed will be selected not more than 60 days prior to the redemption date by the trustee, from the outstanding debentures not previously called for redemption, by such method as the trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any debentures, provided that, so long as the debentures are in the form of global certificates, such selection shall be made by The Depository Trust Company (“DTC”) in accordance with its applicable procedures, and provided further that the portion of the principal amount of any debenture selected for redemption shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such debenture. The trustee will promptly notify us in writing of the debentures selected for redemption and, in the case of any debentures selected for partial redemption, the principal amount thereof to be redeemed.

We may not redeem the debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (and compounded interest thereon), has been paid in full on all outstanding debentures for all interest payment dates occurring on or before the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, on and after the redemption date, interest will cease to accrue on the debentures or portions called for redemption.

Events of default

An “event of default” with respect to the debentures shall occur only upon the following:

•

the failure to pay interest in full, including compounded interest, on any debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date;

•	the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption; or

•	certain events of our bankruptcy, insolvency or receivership.

If an event of default under the indenture arising from a default in the payment of interest, principal or premium has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debentures will have the right to declare the principal of and accrued but unpaid interest on the debentures to be due and payable immediately. If an event of default under the indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of debentures, become immediately due and payable. In case of any default that is not an event of default, there is no right to declare the principal amount of and accrued but unpaid interest on the debentures due and payable immediately.

Modification of indenture and debentures

With certain exceptions, the indenture and the debentures may be modified or amended with the consent of the holders of not less than a majority in principal amount of the debentures affected by the modification or amendment. However, no such modification or amendment may be made, without the consent of the holder of each debenture affected, which would:

•	conflict with the required provisions of the Trust Indenture Act;

•	change the stated maturity of the principal of, or installment of interest, if any, on the debentures;

•

reduce the principal amount on the debentures or the interest thereon or any premium payable upon redemption of the debentures; provided, however, that a requirement to offer to repurchase the debentures will not be deemed a redemption for this purpose;

•	change the currency or currencies in which the principal of, and premium, if any, or interest on the debentures is denominated or payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of the indenture or certain defaults; or

•

modify any provisions of the indenture relating to waiver of past defaults with respect to the debentures, except to increase any such percentage in principal amount of holders required under any such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of the debentures affected thereby.

It is not necessary for holders of the debentures to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof.

Without the consent of any holders of the debentures, we and the trustee may modify or amend the indenture or the debentures for, among other things, any of the following purposes:

•	to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in the indenture and in the debentures;

•	to add to our covenants for the benefit of the holders of the debentures, or to surrender any of our rights or powers conferred upon us in the indenture;

•	to add any additional events of default;

•	to provide security for or for guarantees of the debentures;

•	to supplement any of the provisions to permit or facilitate the defeasance and discharge of the debentures in accordance with the indenture;

•

to provide for the acceptance of the appointment of a successor trustee for the debentures or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision, to conform the terms of the indenture that are applicable to the debentures to the description of the terms of the debentures in this prospectus supplement, to eliminate any conflict with the Trust indenture Act of 1939 or to make any other provisions with respect to matters or questions arising under the indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

•	to comply with the requirements of any securities depositary;

•	to change the conversion rights, if any; and

•	to make any change that does not adversely affect in any material respect the rights of the holders of the debentures.

Defeasance and covenant defeasance

The provisions of the indenture relating to defeasance, satisfaction or discharge, which are described under the caption “Description of Debt Securities of RGA—Defeasance; Satisfaction and Discharge” in the accompanying prospectus, will apply to the debentures.

Voting rights

The debentures will not be entitled to voting rights, subject to any required consents described under “Description of the debentures—Modification of indentures and debentures” above.

Listing

We intend to apply to list the debentures on the NYSE under the symbol “RZC”. If the application is approved, we expect trading of the debentures on the NYSE to begin within 30 days after they are first issued.

Agreement to treat debentures as indebtedness for U.S. federal income tax purposes

We agree and each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed, in each case, that such party intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for U.S. federal income tax purposes.

Book-entry system

DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the debentures. The debentures will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debentures so long as the debentures are represented by global security certificates.

Investors may elect to hold interests in the debentures in global form through either DTC in the United States or Clearstream Banking S.A. (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a

“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among DTC Participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the NYSE MKT LLC, and the Financial Industry Regulatory Authority, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and DTC Participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

We will issue certificated debentures to each person that the depositary identifies as the beneficial owner of the debentures represented by a global security certificate upon surrender by the depositary of the global security certificate if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security certificate or ceases to be a clearing agency registered under the Exchange Act;

•	an event of default under the debentures has occurred and is continuing; or

•	we determine not to have the debentures represented by a global security certificate.

Neither we nor the trustee will be liable for any delay by the depositary or its nominee or any direct or indirect participant in identifying the beneficial owners of the debentures. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debentures to be issued.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debentures represented by these global security certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debentures represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any debentures represented by these certificates for any purpose under the debentures or the indenture.

All payments on the debentures represented by the global security certificates and all transfers and deliveries of related debentures will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global clearance and settlement procedures

Initial settlement for the debentures will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debentures received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debentures settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debentures among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

About the trustee

The Bank of New York Mellon Trust Company, N.A., is the indenture trustee, and will be the principal paying agent and registrar for the debentures. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. For example, The Bank of New York Mellon Trust Company, N.A. (i) is successor trustee of the indenture relating to our Variable Rate Junior Subordinated Debentures due 2065, (ii) is trustee of the indenture relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029, our 3.15% Senior Notes due 2030, our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and (iii) provides other banking and financial services to us.

If the trustee acquires or has a conflicting interest within the meaning of the Trust indenture Act of 1939, as amended, with respect to the debentures, then, within 90 days after ascertaining that it has such conflicting interest, and if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the trustee shall either eliminate such conflicting interest or resign with respect to the debentures, and RGA shall take prompt steps to have a successor appointed. The indenture does not prevent the trustee from applying to the SEC for permission to continue as a trustee.

The trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.

Reports

We must file with the trustee copies of our annual reports and the information and other documents which we may be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, unless they have been filed on EDGAR, after they are filed with the SEC. We must also file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, additional information, documents and reports with respect to compliance by RGA with the conditions and covenants of the indenture, as may be required from time to time by such rules and regulations.

Applicable law

The debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Payment and paying agent

We will pay principal of, and premium, if any, and interest on, the debentures at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or, in accordance with customary arrangements, by wire transfer to an account designated by the registered holder.

Subject to applicable abandoned property law, any money deposited with the trustee or any paying agent for the payment of the principal of and premium, if any, or interest on a debenture which remains unclaimed at the end of two years after such principal and premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debenture may then look only to us for payment.

The trustee will act as paying agent for the debentures.

Calculation agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the debentures at such time. Unless we have validly redeemed all outstanding debentures on or before the First Reset Date, the trustee will serve as the initial calculation agent with respect to the debentures prior to the Reset Interest Determination Date preceding the First Reset Date and may subsequently appoint one of its affiliates as calculation agent. We may terminate any such appointment as long as we appoint a successor agent at the time of termination.

Miscellaneous

We will have the right at all times to assign any of our respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of ours; provided that, in the event of any such assignment, we will remain liable for all of our respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

Material U.S. federal income tax consequences

The following is a summary of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of the debentures by U.S. holders (as defined below) and non-U.S. holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the IRS and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to investors that purchase the debentures for cash pursuant to this offering at their initial offering price, and that hold the debentures as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all of the tax considerations that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws (such as U.S. expatriates, U.S. holders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities, traders in securities that have elected the mark-to-market method of accounting, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, banks or other financial institutions, or persons that are, or hold their debentures through, partnerships or other pass-through entities), or to holders of 2042 Debentures that are purchased or redeemed by us or persons that hold the debentures as part of a straddle, hedge, conversion, synthetic security, constructive sale, or other integrated investment transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address the considerations of the alternative minimum tax, the Medicare tax on net investment income, or any state, local or foreign tax considerations or any tax considerations other than U.S. federal income tax considerations (e.g., estate or gift taxes). We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

This summary of the material U.S. federal income tax considerations is for general information purposes only and is not intended to be tax advice. Prospective investors should consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the ownership and disposition of the debentures, as well as the effects of other U.S. federal, state, local and non-U.S. tax laws and applicable tax treaties.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of a debenture (as determined for U.S. federal income tax purposes) that is, or is treated as, (i) a citizen or individual resident of the United States, (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner of a debenture (as determined for U.S. federal income tax purposes), other than a partnership or other entity that is a pass-through entity for U.S. federal income tax purposes, that is not a “U.S. holder.”

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a holder of a debenture, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships considering an investment in the debentures should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

Classification and treatment of the debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no controlling statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. In the opinion of Bass, Berry & Sims PLC, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the debentures, and certain assumptions and representations relied upon in rendering this opinion, the debentures will be classified as indebtedness for U.S. federal income tax purposes. The foregoing opinion of Bass, Berry & Sims PLC is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with such opinion.

Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for U.S. federal income tax purposes. In addition, we agree to treat the debentures as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the classification of the debentures as indebtedness will be respected for U.S. federal income tax purposes.

We may be obligated to pay amounts in excess of the stated interest or principal on the debentures, including upon an optional redemption of the debentures following the occurrence of a Rating Agency Event (as described under “Description of the debentures—Optional redemption of the debentures”). These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the possibility of any such payments does not result in the debentures being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is binding on holders of the debentures, unless the holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder subject to U.S. federal income taxation might be required to accrue ordinary interest income on the debentures at a rate in excess of the stated interest rate, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of a debenture. Prospective investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the debentures. The remainder of this discussion assumes that the Debentures will not be treated as contingent payment debt instruments.

U.S. holders

Interest income and original issue discount

Generally, holders of debt instruments (to the extent such holders are subject to U.S. federal income taxation) are required to recognize interest on such debt instruments as ordinary income at the time it is received or accrued in accordance with their regular method of accounting for U.S. federal income tax purposes. Certain terms or features of a debt instrument, however, will cause it to be issued with so-called “original issue discount” (“OID”) which could affect the timing and the amount of the interest income recognition. The terms of the debentures provide that the Company has the option under certain circumstances to defer payments of stated interest on the debentures. Under applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Treasury Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. holder generally will be required to recognize any stated interest on the debentures as ordinary income at the time it is received or accrued in accordance with its regular method of accounting for U.S. federal income tax purposes.

The Company’s determination that this contingency is remote is binding on each U.S. holder unless such U.S. holder discloses its contrary position in the manner required by applicable Treasury Regulations. The Company’s determination, however, is not binding on the IRS. There can be no assurance that the IRS or a court will agree with this position. No rulings or other interpretations addressing the meaning of the term “remote” as used in the applicable Treasury Regulations have been issued by the IRS, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement. If the likelihood that the Company would exercise its option to defer the payment of interest were determined not to be remote, the debentures would be treated as issued with OID and all stated interest would be treated as OID as long as the debentures are outstanding.

The Company believes that the debentures will be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Based on Treasury Regulations applicable to variable rate debt instruments and the expected pricing terms of the debentures, however, the Company does not expect the treatment of the debentures as variable rate debt instruments to cause the debentures to be treated as issued with OID. The remainder of this discussion assumes the debentures will not be treated as issued with OID.

Exercise of Deferral Option

Under the applicable Treasury Regulations, if the Company were to exercise its option to defer any payment of interest, solely for OID purposes, the debentures would be treated as if they had been redeemed and reissued at the time such option was exercised. In such case, all stated interest on the debentures would thereafter be treated as OID, which would accrue and be included in a U.S. holder’s taxable income on an economic accrual basis without regard to the timing of the receipt of cash and regardless of such U.S. holder’s method of tax accounting. The actual payment of stated interest would not be reported as taxable income. Consequently, a U.S. holder would be required to include OID in gross income even if the Company did not make any actual cash payments during an Optional Deferral Period.

Sales or redemptions of debentures

Upon a sale, exchange, redemption, retirement or other taxable disposition (collectively, a “disposition”) of debentures, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the disposition of such debentures and its adjusted tax basis in the debentures. For these purposes, assuming that the Company does not exercise its option to defer payments of interest on the debentures and that the debentures are not deemed to be issued with OID, the amount realized will not include any amount attributable to accrued but unpaid interest, which will be taxed as described above under “Interest income and original issue discount.” Assuming that the Company does not exercise its option to defer payments of interest on the debentures and that the debentures are not deemed to be issued with OID, a U.S. holder’s adjusted tax basis in the debentures will generally be its initial purchase price. If the debentures are deemed to be issued or reissued with OID, a U.S. holder’s adjusted tax basis in the debentures will generally be its initial purchase price, increased by OID previously included in such U.S. holder’s gross income up to the date of disposition and decreased by distributions or other payments received on the debentures since and including the date that the debentures were deemed to be issued or reissued with OID. Any gain or loss on a disposition of the debentures will generally be capital gain or loss, and will generally be a long-term capital gain or loss if a U.S. holder has held the debentures for more than one year prior to disposition. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation.

Should the Company exercise its option to defer payments of interest on the debentures, the debentures may trade at a price that does not fully reflect the accrued but unpaid interest relating to the debentures. In the event of such a deferral, any OID that a U.S. holder is required to include in income will be added to such U.S. holder’s adjusted tax basis in the debentures, but may not be reflected in the amount that such U.S. holder realizes upon the sale or other disposition of the debentures. To the extent the selling price is less than the U.S. holder’s adjusted tax basis, such U.S. holder will recognize a capital loss. The deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the debentures or proceeds from the disposition of the debentures generally will be subject to information reporting and may also be subject to backup withholding at the applicable rate if the U.S. holder fails to comply with certain information reporting and certification requirements. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules generally will be allowed as a refund or a credit against its U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders

Interest income

Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the debentures if: (1) such interest is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business; and (2) the non-U.S. holder satisfies the following requirements:

1)	the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

2)	the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership;

3)	the non-U.S. holder is not a bank whose receipt of interest on the debentures is described in section 881(c)(3)(A) of the Code; and

4)

(A) the non-U.S. holder certifies, under penalties of perjury, to its non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form), or (B) a securities clearing organization or other eligible financial institution holding the debentures on behalf of the non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that it has received the required certification from the non-U.S. holder or another intermediate financial institution and furnishes the withholding agent with a copy thereof. In addition, the withholding agent must not have actual knowledge or reason to know that the beneficial owner of the debentures is a U.S. person.

Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the debentures if the non-U.S. holder establishes that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States (generally, by providing a properly completed IRS Form W-8ECI). Any such interest will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates and, if the non-U.S. holder is a foreign corporation, may also be subject to a U.S. branch profits tax at a rate of 30% (or a lower applicable tax treaty rate).

Interest paid to a non-U.S. holder that does not satisfy the requirements described above will generally be subject to U.S. withholding tax, currently imposed at a rate of 30% or, if the non-U.S. holder satisfies applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable), a lower applicable tax treaty rate.

References to interest in this subsection shall include OID, if any, triggered if the option to defer any payments of interest was determined not to be remote or if the Company were to exercise such option.

Disposition of debentures

Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a debenture, unless:

1)

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), in which case such gain generally will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

2)

in the case of a non-U.S. holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the debentures.

Information Reporting and Backup Withholding

Any payments of interest (including any OID) on the debentures to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder is a resident. Backup withholding generally will not apply to payments of interest (including any OID) on the debentures if the non-U.S. holder satisfies certain certification requirements or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any exemption are not, in fact, satisfied. The proceeds of a disposition (including a retirement or redemption) of the debentures effected within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or related information reporting if the non-U.S. holder satisfies certain certification requirements or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any exemption are not, in fact, satisfied. The proceeds of a disposition (including a retirement or redemption) of the debentures effected outside the United States by a non-U.S. holder to or through a foreign office of a non-U.S. broker generally will not be subject to backup withholding or related information reporting. Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules generally will be allowed as a refund or a credit against its U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Under certain the Foreign Account Tax Compliance Act (commonly known as “FATCA”), withholding at a rate of 30% will generally apply with respect to payments of interest (including any OID) on the debentures held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S.

authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the debentures are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest (including any OID) on debentures held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which in turn will be provided to the IRS. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld under FATCA. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the debentures, proposed Treasury Regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the debentures.

Certain ERISA considerations

The following is a summary of certain considerations associated with the acquisition and holding of the debentures by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii), a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises authority or control over the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that we, any underwriter or any of our or their affiliates or agents will act as a fiduciary in connection with any Covered Plan’s investment in the debentures pursuant to this offering.

In considering an investment in the debentures of a portion of the assets of any Plan, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the applicable prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless a statutory or administrative exemption is applicable to the transaction. As a result of the nature of our business, we and our current and future affiliates may be parties in interest or disqualified persons with respect to many Covered Plans. A party in interest or disqualified person who engages in a non-exempt prohibited transaction with a Covered Plan may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of debentures by a Covered Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition or holding of the debentures. These PTCEs include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code, respectively, for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that, among other things, neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering an investment in debentures in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all potential prohibited transactions that may arise by a Covered Plan’s investment in the debentures, or that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA and the regulations promulgated under ERISA by the DOL, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) generally provide that when a Covered Plan acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” or that the entity is an “operating company”, each as defined in the Plan Asset Regulations. As set forth in the discussion under the heading “Material U.S. federal income tax consequences”, in the opinion of Bass, Berry & Sims PLC, the debentures will be classified as indebtedness for U.S. federal income tax purposes. Under the Plan Asset Regulations, the standard for determining whether a security is to be treated as debt or equity is based on whether the security is treated as indebtedness under applicable local law and whether the security has any substantial equity features. However, because there is no authority that clarifies the relationship between the standards used for Plan Asset Regulations purposes and the standards used for U.S. federal income tax purposes in evaluating the proper characterization of a security as debt or equity, each prospective investor should make its own assessment as to the characterization of the debentures for purposes of the Plan Asset Regulations. If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) (if no election has been made under Section 410(d) of the Code), non-U.S. plans (as defined in Section 4(b)(4) of ERISA) and other plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Similar Laws.

Because of the foregoing, the debentures should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Investor representations

By acceptance of the debentures, each purchaser and subsequent transferee of the debentures will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the debentures constitutes assets of any Plan or (ii)(a) the acquisition, holding and disposition of the debentures by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (b) that neither we nor the underwriterse or any of our or their affiliates or agents have or will act in a fiduciary capacity with respect to such purchaser or transferee with respect to its investment in the debentures.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing and holding the debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether one or more exemptions would be necessary, and if so applicable, to the acquisition and holding of the debentures.

Each purchaser and holder of the debentures has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the debentures does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

Neither this discussion nor anything provided in this prospectus supplement nor the sale of debentures to a Plan is in any respect a representation or recommendation by the Company, the underwriters or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan. The decision to invest in the debentures must be made solely by each prospective Plan on an arm’s length transaction basis.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated September 15, 2022 the underwriters named below, for whom Wells Fargo Securities, LLC, BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC are acting as representatives (the “representatives”), have severally agreed to purchase from us, and we have agreed to sell, the aggregate principal amount of the debentures listed opposite their names below:

Underwriters	Principal Amount
Wells Fargo Securities, LLC	$133,000,000
BofA Securities, Inc.	$133,000,000
HSBC Securities (USA) Inc.	$91,000,000
J.P. Morgan Securities LLC	$91,000,000
MUFG Securities Americas Inc.	$91,000,000
RBC Capital Markets, LLC	$91,000,000
KeyBanc Capital Markets Inc.	$23,333,350
Mizuho Securities USA LLC	$23,333,325
SMBC Nikko Securities America, Inc.	$23,333,325

Total	$700,000,000

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the debentures if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of debentures may be terminated.

We have been advised by the representatives that the underwriters propose to offer the debentures directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the debentures to certain dealers at the public offering price less a concession not in excess of $0.50 per debenture sold to retail accounts and $0.15 per debenture sold to institutional accounts. The underwriters may allow, and such dealers may reallow, a concession to certain other dealers with respect to the debentures sold to retail accounts not in excess of $0.45 per debenture. After the initial public offering of the debentures to the public, the underwriters may change the public offering price and concession and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the debentures).

Paid by RGA
Per debenture (1)	1.0018%
Total	$7,012,362.50

(1)

Reflects 27,977,000 debentures sold to institutional investors, for which the underwriters received an underwriting discount of $0.25 per debenture, and 23,000 debentures sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per debenture.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $3 million and payable by us.

The debentures are a new issue of securities with no established trading market. Although we intend to apply to list the debentures on the NYSE, and we expect trading on the NYSE to begin within 30 days of the initial issuance of the debentures, there is no guarantee that we will be able to list the debentures. The representatives have advised us that the underwriters may make a market in the debentures after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures or that an active public market for the debentures will develop. If an active public trading market for the debentures does not develop, the market price and liquidity of the debentures may be adversely affected.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

Stabilization, short positions and penalty bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of debentures in excess of the aggregate principal amount of the debentures the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the debentures in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the debentures originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the debentures or preventing or retarding a decline in the market price of the debentures. As a result, the price of the debentures may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

No Sales of Similar Securities

We have agreed with the underwriters that, until the business day following the closing of this offering, we will not offer, sell, or contract to sell, or announce the offering of, any hybrid debt securities of the Company (except for the debentures issued hereby) covered by this registration statement or any other registration statement filed under the Securities Act of 1933, as amended, without the prior written consent of the representatives.

Conflicts of interest

The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to us and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. In addition, certain of the underwriters or their affiliates are agents and/or lenders under our syndicated revolving credit facility, dated as of August 21, 2018. Certain of the underwriters are also acting as underwriters in the Common Stock Offering, for which they will receive customary underwriting discounts and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, Wells Fargo Securities, LLC, BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC are acting as the dealer managers in connection with the Tender Offer, as described under “Prospectus supplement summary—Debt Tender Offer”. We have agreed to pay the dealer managers a fee for their services to us in connection with the Tender Offer. We have also agreed to reimburse the dealer managers for certain expenses incurred in connection with the Tender Offer, including the fees and the disbursements of counsel to the dealer managers.

Selling restrictions

Canada

The debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. The underwriters may reject any order for debentures in whole or in part.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area and United Kingdom Retail Investors

The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debentures or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the debentures or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of debentures in any member state of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of debentures. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of any debentures in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any debentures in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the debentures. The debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Market Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Market Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for the prospectus supplement and the accompanying prospectus. The debentures to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the debentures offered should conduct their own due diligence on the debentures. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any debentures other than (a) to “professional investors” as defined in the Securities and Futures

Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the debentures, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25/1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the ‘‘SFA’’). Accordingly, each underwriter has represented and agreed that it has not offered or sold any debentures or caused such debentures to be made the subject of an invitation for subscription or purchase and will not offer or sell such debentures or cause such debentures to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such debentures, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA, as modified or amended from time to time) under Section 274 of the SFA, (ii) to a relevant person pursuant (as defined in Section 275(2) of the SFA) to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the debentures pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA, (ii) where no consideration is or will be given for the transfer, (iii) where the transfer is by operation of law, (iv) as specified in Section 276(7) of the SFA or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the debentures are ‘‘prescribed capital markets products’’ (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Settlement

It is expected that delivery of the debentures will be made against payment therefor on or about September 23, 2022, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the debentures prior to two business days before the date of delivery of the debentures in this offering will be required, by virtue of the fact that the debentures initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the debentures who wish to trade the debentures prior to two business days before the date of delivery of the debentures in this offering should consult their own advisors.

Legal matters

The binding nature of the debentures being offered hereby will be passed upon for us by Bass, Berry and Sims, PLC, Nashville, Tennessee. Certain matters of Missouri law with respect to the debentures will be passed upon by William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA. Bass, Berry and Sims, PLC, together with Mr. Hutton, have represented us in connection with the offering contemplated herein. The validity of the debentures being offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Mr. Hutton is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally, owns our common stock and participates in equity incentive plans that may permit him to acquire additional shares of our common stock in the future.

Experts

The financial statements of RGA as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement, and the effectiveness of RGA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

RGA is subject to the informational requirements of the Exchange Act. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. You can review and obtain copies of this information and other information available to the public at the SEC’s website at http://www.sec.gov or at our Internet website, http://www.rgare.com under “Investors—Financial Information.” Information contained in our Internet website does not constitute a part of this prospectus supplement or the accompany prospectus.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 6, 2022 and August 5, 2022, respectively;

•	our Current Reports on Form 8-K filed January 3, 2022 , March 31, 2022, May 16, 2022, May 26, 2022, and May 31, 2022 (other than the portions of those documents not deemed to be filed); and

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2021.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus supplement, and the termination of the offering of the securities. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus supplement is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement is a part.

You can obtain any of the documents incorporated by reference in this prospectus supplement from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

Attention: Clifford R. Jenks

Senior Vice President, Corporate and Securities Counsel

(636) 736-7000

PROSPECTUS

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

(636) 736-7000

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Purchase Contracts, Warrants and Units

RGA Capital Trust III

RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed

on a Subordinated Basis as described in this Document by

Reinsurance Group of America, Incorporated

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer the securities listed above, including units consisting of any two or more of such securities, from time to time.

When RGA, RGA Capital Trust III or RGA Capital Trust IV decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or, where required, by any selling security holders, unless accompanied by a prospectus supplement and any applicable other offering material.

Investing in these securities involves risks. Consider carefully the risk factors on page 1 of this prospectus.

We or any selling security holders may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

Our common stock is listed on the New York Stock Exchange under the symbol “RGA”. As of May 19, 2020, the closing price of our common stock was $85.87.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2020.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, both of which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, which we refer to as the “SEC,” in the future.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA trusts), unless we state or the context implies otherwise, including, without limitation, with respect to descriptions of the notes or their terms or provisions (which are obligations of Reinsurance Group of America, Incorporated but not any of its subsidiaries).

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we, any RGA trust or selling security holder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, any RGA trust or any selling security holder may offer. Each time RGA or any RGA trust sells securities, we will provide, and, in the case of any selling security holder, we may provide, a prospectus supplement or other offering material containing specific information about the terms of the securities being offered. The prospectus supplement or other offering material may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. The prospectus supplement or other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and any other offering material, together with the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus, any prospectus supplement or any other offering material on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus, any prospectus supplement or any other offering material and the other information contained or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

We are not offering the securities in any state or jurisdiction where the offer is prohibited.

We have not, and the RGA trusts and the selling security holders have not, authorized anyone to provide you with any information other than in this prospectus, any prospectus supplement or any other offering material. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. You can review and obtain copies of this information at the SEC’s website at http://www.sec.gov.

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933, which we refer to as the “Securities Act,” that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the SEC’s website at http://www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investors — Financial Information.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

•	Our Current Reports on Form 8-K filed January 7, 2020, January 9, 2020 and February 25, 2020 (other than the portions of those documents not deemed to be filed).

•

The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC’s website at http://www.sec.gov. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

Attention: Investor Relations

(636) 736-7000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The risk factors set forth or incorporated by reference in the section entitled “Risk Factors” in this document, and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk Factors” and “Where You Can Find More Information.”

The effects of the novel coronavirus (“COVID-19”) pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	inadequate risk analysis and underwriting;

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the impairment of other financial institutions and its effect on our business;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•

market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	financial performance of our clients;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	competitive factors and competitors’ responses to our initiatives;

•	development and introduction of new products and distribution opportunities;

•	execution of our entry into new markets;

•	integration of acquired blocks of business and entities;

•

interruption or failure of our telecommunication, information technology or other operational systems, or our failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	changes in laws, regulations, and accounting standards applicable to RGA, our subsidiaries, or our business;

•	the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected; and

•	other risks and uncertainties described in this document, including under the caption “Risk Factors,” and in our other filings with the SEC.

INFORMATION ABOUT RGA

We are an insurance holding company that was formed on December 31, 1992. We have grown to become a leading global provider of traditional life and health reinsurance and financial solutions with operations in the United States, Latin America, Canada, Europe, the Middle East, Africa, Asia and Australia. Through our operating subsidiaries, we are engaged in traditional reinsurance, including individual and group life and health, disability, and critical illness reinsurance, and financial solutions, including longevity reinsurance, asset-intensive reinsurance, capital solutions and stable value products. Through a predecessor, we have been engaged in the business of life reinsurance since 1973.

Our executive office is located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, and our telephone number is (636) 736-7000.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York Mellon Trust Company, N.A. to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York Mellon Trust Company, N.A., and its address in the state of Delaware is Bellevue Park Corporate Center, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We, any RGA trust, or any selling security holder may offer or sell from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts;

•	preferred securities of an RGA trust that are guaranteed by RGA; or

•	units consisting of two or more of such securities or debt obligations of third parties, such as U.S. treasury securities.

This prospectus contains a summary of the material general terms of the various securities that we, any RGA trust, or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” on page 2 and “Incorporation of Certain Documents by Reference” on page 3.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior and subordinated debt securities will be issued in one or more series under an Indenture dated as of August 21, 2012 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the applicable indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference here or in the applicable prospectus supplement. Reference is hereby made to the Indenture, which has been filed as an exhibit to the Current Report on Form 8-K filed on August 21, 2012 and incorporated by reference in this registration statement. The Indenture is, and the Junior Subordinated Indenture will be, subject to and governed by the Trust Indenture Act. The description of the indentures set forth below assumes that we have entered into both of the indentures. We will execute the Junior Subordinated Indenture when and if we issue junior subordinated debt securities.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination,” beginning on page 17. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of March 31, 2020, our consolidated short- and long-term indebtedness aggregated approximately $3 billion and our subsidiaries had approximately $65 billion of outstanding liabilities reflected in our financial statements, which includes $300 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C., $117 million of liabilities associated with the collateral financing obtained by our subsidiary, RGA Reinsurance Company (Barbados) Ltd. and $154 million of liabilities associated with the asset-backed notes issued by our subsidiary, Chesterfield Financial Holdings LLC. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease substantially all of our properties and assets, in one transaction or a series of related transactions, to any person, unless:

•

we are the surviving corporation or the surviving corporation or other person is a corporation organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and to perform or observe all covenants of each indenture; and

•

immediately after the transaction, there is no event of default, and no event which after notice or lapse of time, or both, would become an event of default, under each indenture. (Section 9.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 9.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1)

purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2)

in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3)	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4)	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5)	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we will have the right to commence a new extension period, subject to the above limitations set forth in this section. No interest will be payable during an extension period; instead, interest will only be due and payable at the end of the extension period. However, we will have the right to prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVII of the junior subordinated indenture).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1)	to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2)	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3)	to add any additional events of default;

(4)

to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(5)	to provide security for or guarantee of the debt securities;

(6)	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture;

(7)	to establish the form or terms of debt securities in accordance with each indenture;

(8)

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

(10)	to change the conversion rights;

(11)	to make any change that does not adversely affect the interests of the holders in any material respect; or

(12)

in the case of the junior subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 10.1 of each indenture).

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1)	conflict with the required provisions of the Trust Indenture Act;

(2)	except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•

reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3)	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4)

modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 10.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 10.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities of any other series. (Section 10.2 of each indenture).

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. In the junior subordinated indenture, RGA has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 16.1 of the junior subordinated indenture). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the junior subordinated indenture defines the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•

all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the junior subordinated debt securities. (Section 16.2 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of such junior subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 16.4 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshalling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. (Section 16.3 of the junior subordinated indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 16.9 of the junior subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities or subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of junior subordinated debt securities. (Section 16.7 of the junior subordinated indenture).

The junior subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 10.1 and 10.2 of the junior subordinated indenture). The prospectus supplement or other offering materials relating to such junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated debt or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The indenture and the junior subordinated indenture place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “—General” on page 11 for a summary of our indebtedness at March 31, 2020.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default for 30 days in the payment of any interest upon any debt security of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series, and the continuance of such default for a period of 30 days;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee under the indenture, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVI of the junior subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series; provided that the holders of a majority in principal amount of outstanding debt securities may rescind and annul a declaration of acceleration, as described above. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 11.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any debt securities, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 14.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may omit to comply with the covenants described under the heading “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 14.2 of each indenture).

In addition, with respect to the junior subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination” above, would prevent us from making payments of principal of, and premium, if any, and interest on junior subordinated debt securities at the date of the irrevocable deposit referred to above. (Section 14.2 of the junior subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 14.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 14.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 14.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 15.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture and the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York Mellon. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 5.00% Senior Notes due 2021 and our Variable Rate Junior Subordinated Debentures due 2065 and is trustee of the indenture relating to our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.900% Senior Notes due 2029 and our 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056. The Bank of New York Mellon is a lender under our syndicated revolving credit facility, dated August 21, 2018. These entities and their affiliates also provide other banking and financial services to us.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our Amended and Restated Articles of Incorporation, as amended, (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”). It also summarizes some relevant provisions of the General and Business Corporation Law of Missouri, which we refer to as Missouri law. Since the terms of our Articles of Incorporation, our Bylaws and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 2.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of March 31, 2020, RGA had approximately 62 million shares of common stock outstanding, and approximately 17 million shares issuable upon exercise or settlement of outstanding options or other awards.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Under certain circumstances, we may be contractually prohibited from paying dividends on our common stock due to restrictions associated with certain of our debt securities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

Computershare, P.O. Box 505000, Louisville, KY 40233, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Preferred Stock

Our Articles of Incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•

the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the Articles of Incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our Articles of Incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our Articles of Incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA. See also “—Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Limitation on Liability of Directors; Indemnification

Our Articles of Incorporation limit the liability of our directors to RGA and its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Missouri law. Our Articles of Incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our Articles of Incorporation, our Bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our Articles of Incorporation and Bylaws that could have the effects described above.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA. Our Articles of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our Bylaws, our board of directors currently has fixed the number of directors at ten.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our Articles of Incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason, including vacancies which occur by reason of an increase in the number of directors, will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, our Articles of Incorporation and Bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders. Our Articles of Incorporation and Bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals and Director Nominations. Our Articles of Incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Additionally, our Bylaws supplement the advance notice requirements included in our Articles of Incorporation by, among other things, requiring shareholder proponents to disclose all ownership interests in us, certain information about proposed director nominees and any material interest of the shareholder proponent or beneficial owner in the business proposed for the meeting. The Bylaws also require that these disclosures be updated and supplemented, if necessary and that the shareholder proposing business or making a nomination must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Exclusive Forum Provision. Our Bylaws provide for the designation of any state court located in St. Louis County, Missouri, or the United States District Court for the Eastern District of Missouri as the exclusive forum for certain shareholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to Missouri law, our Articles of Incorporation or our Bylaws, claims governed by the internal affairs doctrine and actions to interpret, enforce or determine the validity of our Articles of Incorporation or our Bylaws, unless we otherwise consent to another jurisdiction.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such initial five-year period, business combinations are prohibited unless:

•	the business combination or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status;

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its Bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock, but may elect to become subject to such statute by a further amendment to its Bylaws.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act. We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Commerce and Insurance (the “Department”). Missouri law provides that a transaction will be approved if the Department finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement or other offering material will describe the terms of any depositary shares and depositary receipts in more detail; and we urge you to read the applicable prospectus supplement and the deposit agreement because they, and not our summaries and descriptions, will define your rights as holders of the depositary shares and depositary receipts. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the warrants we are offering under this prospectus, as well as the complete warrant agreement, including the form of warrant certificate, because they, and not our summaries and descriptions, will define your rights as holders of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement that describes the terms of the warrants we are offering from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the purchase contracts that we are offering under this prospectus, as well as the instruments that contain the terms of any securities that are subject to those purchase contracts, because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS OF RGA

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the units that we are offering under this prospectus, as well as the complete instruments that contain the terms of the securities comprising the units, because they, and not our summaries and descriptions, will define your rights as holders of the units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act.

Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may set off against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 2.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of:

(i)	the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii)	the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1)	dividends or distribution of shares of common stock of RGA;

(2)

any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3)	purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•

subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s indenture and described above under “Description of Debt Securities of RGA—Subordination,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1)

the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2)	the applicable junior subordinated debt securities; and

(3)	any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND

THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•

RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•

the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 41.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We, any RGA trust, or any selling security holder may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us, any RGA trust or any selling security holder in a supplement to this prospectus or other offering material.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock issued by us, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave Leighton Paisner LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary by RGA, participates in certain compensation and employee benefit plans of RGA and beneficially owns shares of our common stock, performance contingent share units and stock appreciation rights. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$700,000,000

Reinsurance Group of America, Incorporated

7.125% Fixed-Rate Reset Subordinated Debentures due 2052

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities

HSBC	J.P. Morgan	MUFG	RBC Capital Markets

Co-Managers

KeyBanc Capital Markets	Mizuho	SMBC Nikko

September 15, 2022